SUB-ITEM 77I:  TERMS OF NEW OR AMENDED SECURITIES

CLASS T SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
(REVISED 3/1/17)

1.	SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class T Shares will consist of sales and shareholder servicing by financial intermediaries in consideration of the payment of the applicable sales load ("dealer reallowance") and a shareholder service fee. In connection with this basic arrangement, Class T Shares will bear the following fees and expenses:

INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
Fees and Expenses
Maximum Amount Allocated Class T Shares

Sales Load
Up to 2.50% of the public offering price

Contingent Deferred Sales Charge ("CDSC")
None

Shareholder Service Fee
Up to 25 basis points (0.25%) of the average daily net asset value

12b-1 Fee
None

Redemption Fee
As set forth in the attached Schedule

Other Expenses
Itemized expenses incurred by the Fund with respect to holders of Class T Shares as described in Section 3 of the Plan



2.	CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class T Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:
At the election of the shareholder, Shares may be converted into any other Share Class of the same Fund, provided that the shareholder meets the eligibility requirements for the Share Class into which the conversion is sought, as applicable, and that no CDSC on the original shares purchased is owed.


Exchange Privilege:
None

3.	EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in sales loads and contingent deferred sales charges are as follows:

(A)	BASIC SALES LOAD SCHEDULE

The basic schedule of sales loads for Class T Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Transaction Amount          Sales Load as a Percentage of
                            Public Offering Price

Less than $250,000                   2.50%
$250,000 but less than $500,000      2.00%
$500,000 but less than $1 million    1.50%
$1 million or greater                1.00%

4.	REDEMPTION FEE

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class T Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class T Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the "Code"), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; (ii) redemptions or exchanges involving Class T Shares held in plans administered as college savings programs under
Section 529 of the Code; and (iii) Class T Shares redeemed due to the death of the last surviving shareholder on the account.





                   SCHEDULE OF FUNDS
                OFFERING CLASS T SHARES

The Funds set forth on this Schedule each offer Class T Shares on the terms set forth in the Class T Shares Exhibit to the Multiple Class Plan, in each case as indicated below. Actual amounts accrued may be less.

1.	CLASS A SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
MULTIPLE CLASS COMPANY
Series
Redemption Fee


FEDERATED EQUITY FUNDS

Federated Absolute Return Fund
None
Federated Clover Small Value Fund
None
Federated Clover Value Fund
None
Federated InterContinental Fund
None
Federated International Strategic Value Dividend Fund
None
Federated Kaufmann Fund
None
Federated Kaufmann Large Cap Fund
None
Federated Kaufmann Small Cap Fund
None
Federated MDT Mid-Cap Growth Fund
None
Federated Prudent Bear Fund
None
Federated Strategic Value Dividend Fund
None


FEDERATED EQUITY INCOME FUND, INC.
None


FEDERATED FIXED INCOME SECURITIES, INC.
Federated Strategic Income Fund
None


FEDERATED GLOBAL ALLOCATION FUND
None


FEDERATED GOVERNMENT INCOME SECURITIES, INC.
None


FEDERATED HIGH INCOME BOND FUND, INC.
None


FEDERATED HIGH YIELD TRUST

Federated High Yield Trust
2.00% on shares redeemed within 90 days of purchase


FEDERATED INCOME SECURITIES TRUST

Federated Capital Income Fund
None
Federated Fund for U.S. Government Securities
None
Federated Muni and Stock Advantage Fund
None


FEDERATED INVESTMENT SERIES FUNDS, INC.

Federated Bond Fund
None


FEDERATED MDT SERIES

Federated MDT All Cap Core Fund
None
Federated MDT Balanced Fund
None
Federated MDT Large Cap Growth Fund
None
Federated MDT Small Cap Core Fund
None
Federated MDT Small Cap Growth Fund
None


FEDERATED MDT LARGE CAP VALUE FUND
None


FEDERATED MUNICIPAL SECURITIES INCOME TRUST

Federated Municipal High Yield Advantage Fund
None
Federated Pennsylvania Municipal Income Fund
None


FEDERATED MUNICIPAL SECURITIES FUND, INC.
None


FEDERATED TOTAL RETURN SERIES, INC.

Federated Total Return Bond Fund
None


FEDERATED WORLD INVESTMENT SERIES, INC.

Federated International Leaders Fund
None
Federated International Small-Mid Company Fund
2.00% on shares redeemed within 30 days of purchase